Exhibit 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



Sequiam Corporation
Orlando, Florida


We consent to the use of our report dated September 30, 2002, relating to the financial statements of Brekel Group, Inc. (f/k/a FirstPublish, Inc.) as of December 31, 2001 and for the year then ended, which is contained in this Form 8-K/A amendment No. 1 of Sequiam Corporation. Our report contains an explanatory paragraph regarding Brekel Group, Inc.'s ability to continue as a going concern.



/s/ Gallogly, Fernandez & Riley, LLP

Orlando, Florida
October 7, 2002


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